EXHIBIT 99

Hydron Technologies, Inc. Acquires Clinical Results, Inc.
Appoints David Pollock CEO

Pompano Beach, Florida, July 6, 2005, 10:43 AM- Hydron Technologies, Inc. (NASD OTC Bulletin Board: HTEC.OB) announced today that the Company has acquired Clinical Results, Inc. (CRI), a St. Petersburg, Florida based company. CRI is a privately held product development laboratory and contract manufacturer of cosmeceutical and other personal care products. CRI’s clients range from mass market retailers to marketers of certain health food store brands, and marketers of high end brands such as Hydron.

While CRI will continue providing contract services for its customer base, Hydron Technologies will benefit from lower manufacturing costs, and be better positioned to expand the sale of its skin care treatments beyond its historical direct response TV and catalog operations by utilizing CRI’s broker network.

Under the terms of the agreement, Hydron Technologies will acquire all of the outstanding shares of capital stock of CRI in consideration of an aggregate of two million newly-issued shares of the Company, in a transaction exempt from registration under the securities laws. Such shares will be subject to transfer restrictions unless registered under federal and applicable state securities laws or sold in a transaction exempt from registration. Additionally, Hydron will restructure both its management and its Board of Directors. David Pollock, currently President of CRI, will become Chief Executive Officer of the Company, while remaining President of CRI, and will join Hydron’s Board, replacing Joshua Rochlin who resigned from the Board on March 31, 2005. Dr. Douglas Reitz, CRI’s co-owner, will become Executive Vice President of Hydron. Terrence McGrath will remain Chief Operating Officer, and Richard Banakus will retain the titles of Interim President and Chairman of the Board, of the Company.

“Hydron Technologies is very pleased to have Mr. Pollock bring to the Company 15 years of experience,” said Interim President Richard Banakus, who noted, “While CRI is an early stage manufacturing company, its management team contributes an extensive background in and knowledge of the skin care industry.”

CRI had previously licensed certain Hydron® brands and formula technologies. “Hydron’s patented technologies are extremely innovative,” said Mr. Pollock. “With the proper exposure and positioning, I feel that we can significantly advance skin care product development, especially in such areas as emulsion technology, enhancing ingredient delivery and efficacy. I am extremely excited about the synergistic possibilities created by fully combining CRI with Hydron.”

Hydron Technologies, Inc. markets skin care products through Hydron's direct-to-consumer catalog and the internet at www.Hydron.com. Catalogs are available by calling 1-800-4-HYDRON (1-800-449-3766). The Company also conducts research and development of products and medical applications associated with its proprietary tissue oxygenation technology.

Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words - “believe,”“expect,”“anticipate,”“intend,”“will,” and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well assumptions we have made based upon information currently available to us. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements. For additional information regarding the risks associated with the Company's business, refer to Hydron Technologies, Inc. reports filed with the Securities Exchange Commission which may be found on the SEC’s website, www.sec.gov.

Contact:
Terrence S. McGrath
Chief Operating Officer (954) 861-6416 tmcgrath@hydron.com